QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on May 10, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	7359	52-1862719
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

8211 Town Center Drive
Baltimore, Maryland 21236
(410) 931-6000

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

John B. Ross, Esq.
Vice President and General Counsel
Williams Scotsman International, Inc.
8211 Town Center Drive
Baltimore, Maryland 21236
(410) 931-6000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)

Copies to:

John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 (212) 373-3000	Jeffrey D. Karpf, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

        Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-133222

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	1,531,393 shares	$26.25	$40,199,067	$4,302

(1)
The 1,531,393 shares of common stock being registered in this Registration Statement are in addition to the 8,459,400 shares of common stock registered pursuant to the registrant's Registration Statement on Form S-1 (File No. 333-133222)

(2)
Including 199,747 shares of common stock which may be purchased by the underwriters to cover over-allotments, if any.

(3)
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee.

        The Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

        This registration statement is being filed with the Securities and Exchange Commission (the "Commission") by Williams Scotsman International, Inc. (the "Company") pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-133222) filed by the Company with the Commission, as amended, including each of the documents incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on May 10, 2006, are incorporated herein by reference into, and shall be deemed part of, this registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-133222 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.

(a)	Exhibit Number	Description of Exhibit
	5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the shares registered hereunder.
	23.1	Consent of Ernst & Young LLP.
	23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
	24.1	Powers of Attorney (incorporated by reference to the Registration Statement on Form S-1 of Williams Scotsman International, Inc. (File No. 333-133222)).
(b)
Financial Statement Schedules are incorporated by reference herein.

        Schedule II Valuation and Qualifying Accounts (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-133222)).

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 10, 2006.

WILLIAMS SCOTSMAN INTERNATIONAL, INC.
By:	/s/ GERARD E. HOLTHAUS Name: Gerard E. Holthaus Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on this 10th day of May 2006.

Signature	Title	Date

/s/ GERARD E. HOLTHAUS Gerard E. Holthaus	President and Chief Executive Officer, Director and Chairman of the Board (principal executive officer)	May 10, 2006
/s/ ROBERT C. SINGER Robert C. Singer	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	May 10, 2006
* James N. Alexander	Director	, 2006
* Michael F. Finley	Director	, 2006
* James A. Flick, Jr.	Director	, 2006
* Steven B. Gruber	Director	, 2006
* James L. Singleton	Director	, 2006
* Stephen A. Van Oss	Director	, 2006
*By:	/s/ GERARD E. HOLTHAUS Gerard E. Holthaus Attorney-in-fact

II-2

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the shares registered hereunder.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (incorporated by reference to the Registration Statement on Form S-1 of Williams Scotsman International, Inc. (File No. 333-133222)).

QuickLinks

EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS